EXHIBIT 23.2


                                                    HARLAN & BOETTGER, LLF
                                                    Certified Public Accountants

                                                    James C. Harlan III
                                                    William C. Boettger
                                                    P. Robert Wilkinson
                                                    Marshall J. Varano


                        Consent of Independent Auditors


We consent to the use of our report dated May 1, 1996 (except for Notes 1 and 12 as to which the date is September 19, 1997) with respect to the consolidated financial statements of Medical Asset Management, Inc. and our report dated September 23, 1996 with repsect to the financial statments of OB-GYN Associates, P.C. in amendment No. 6 to the Registration Statement (Form 10) of Medical Asset Management, Inc. dated November 14, 1997.


/s/ Harlan & Boettger
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Harlan & Boettger, LLP
November 14, 1997